Annual Report

Cover Page

Name of issuer:

Meow Wolf, Inc.

Legal status of issuer:

Form: Other

Other (specify): Public Benefit Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 11/28/2016

Physical address of issuer:

1352 Rufina Cir
Santa Fe NM 87507

Website of issuer:

https://meowwolf.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

289

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$18,037,433.00	$3,459,469.00
Cash & Cash Equivalents:	$6,727,716.00	$586,013.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$3,850,000.00	$144,560.00
Long-term Debt:	$8,107,667.00	$2,772,526.00
Revenues/Sales:	$9,226,550.00	$5,517,309.00
Cost of Goods Sold:	$717,224.00	$401,305.00
Taxes Paid:	$748,796.00	$128,198.00
Net Income:	($7,700,618.00)	$39,344.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Meow Wolf, Inc.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Stewart Alsop	Venture Investor	Alsop Louie Partners	2017
Vince Kadlubek	President & CEO	Meow Wolf	2016
Sean Di Ianni	Secretary & COO	Meow Wolf	2016
Winston Fisher	Director of Finance and Investments	Fisher Brothers	2017
Peter Zandan	Global Vice Chairman	Hill and Knowlton Strategies	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Vince Kadlubek	President	2016
Vince Kadlubek	CEO	2016
Sean Di Ianni	Secretary	2016
Sean Di Ianni	COO	2016
Andrew Tulchin	Treasurer	2016
Andrew Tulchin	CFO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering

No principal security holders.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Insufficient Capital. The Company's capital is limited. Unless future capital is raised in future offerings, the Company may be unable to carry out its business plan. The Company may also be unable to open future locations and carry out its business plan as a result of cost overruns, construction delays or other unforeseen circumstances. If such circumstances occur, there can be no assurance that other funds will be available or available on acceptable terms for the establishment of the Studio and the other expenses that will be incurred in carrying out the business plan.

Dilution. To carry out its business plan, the Company will likely need to raise capital in the future in addition to 2017 offerings. Such additional capital may be raised through the sale of securities with a price less than, and rights superior to, those offered to the investors in the Offering. The Company also plans to convert certain debt of the Company into capital stock, which conversion may be at a conversion price per share less than the current price per share. The investors in the Offering will not have any preemptive rights to invest in future securities offerings of the Company. As a result, the Shares may be diluted, perhaps substantially, by other investments in the Company.

Superior Securities. The Company incurred debt to purchase the building that will house the Studio. That debt is secured by the building and the real property on which the building sits. While the Company expects the debt to be refinanced by more conventional financing in 2018, the debt was not borrowed from a conventional commercial lender and bears a high interest rate. The Company has also issued preferred stock, which will carry an accrued dividend of 7% per annum and is subject to redemption at the option of the holder in certain circumstances. $1.5 million has been invested in preferred stock to date. The debt and the preferred stock may constitute a drain on the Company's available cash, and must be paid before any payment is made on the shares in a liquidation of the Company.

Benefit Corporation. The Company is organized as a public benefit corporation. Unlike a corporation that is not a public benefit corporation, whose purpose is to maximize shareholder value, a public benefit corporation's purpose includes societal benefit, which may conflict with maximization of shareholder value.

Reliance on Management Team. The Company is dependent upon the efforts of the members of its management team, none of whom has a contract with the Company. If the services of those members cease to be available to the Company, or become available to competitors, this could have a material adverse effect on the business, financial results and prospects of the Company.

Employees, officers and directors of the Company are a group of highly qualified professionals and are integral to the success of the Company. The Company's ability to attract and retain qualified, motivated and talented staff contributes to the Company's success and failure to recruit and retain such persons might have a material adverse effect on the performance of the Company.

The members of the management team have limited operating experience in a project of this nature, such as opening new locations in other cities and other qualities from the Company's business plan. Vince Kadlubek, the Company's Chief Executive Officer, was arrested for shoplifting in 2012, pleaded no contest to a misdemeanor charge and paid a fine.

Potential Conflicts of Interest. Investors should be aware that there may be occasions when the Company, its principals and their affiliates will encounter potential conflicts of interest in connection with the Company's activities. There may be, for example, a conflict between the interest of the principals to maximize their income from salary and similar payments from the Company and the interest of stockholders of the Company in maximizing the value of their shares.

Competitive Marketplace; Industry Risks. The Company generates the majority of its revenue from a single industry and, currently, in a single geographic market. An investment in the Company could be considered an undiversified investment with a high concentration of risk. The business of providing immersive experiences of the type contemplated by the Company is competitive. The Company will be competing for market share in that field against other providers, some of whom are more established and better financed than the Company. The market for such experiences may also be subject to negatively impacted by general economic trends, downturns at times of heightened terrorism concerns, and competition from the emergence of new forms of entertainment, among other such risks.

Lack of Significant Operating History. The Company has limited operating history. The operating history of the Prior Company is limited to a short period. As a result, potential investors may find it difficult to evaluate likely performance.

No Assurance of Profit or Distributions; Long-Term Investment. There can be no
assurance that the investments of the Company will be profitable or that any dividends or other distributions will be paid to the investors. An investment in the Company is a long-term commitment and there is no assurance of any distribution to the investors prior to or upon liquidation of the Company.

Illiquidity. No market in the Company's stock is expected to develop. In light of the fact that the Company's common stock is not tradable, an investment in the Company is an illiquid investment. Investments in the Company's common stock should therefore be considered only by investors financially able to maintain their investment for an extended period of time and who can afford a loss of all or a substantial part of their investment. Investment in the Company's common stock is a long-term commitment, and there is no assurance of any distribution to the investors. The Company has no current plans to be acquired or to sell its securities in a public offering. The Company's common stock has not been registered under federal or state securities laws and is subject to restrictions on transfer contained in such laws.

Unequal Dissemination of Information. In the normal course of business, it is anticipated that the Company's management team conduct meetings, provide reports or otherwise share information with investors and potential investors with varying degrees of frequency and specificity or at various points in time. As a result, certain investors may receive a greater depth of information than others regarding the Company's activities.

Power of Attorney. For the Crowdfunding and related 506c offering to accredited investors from that time - and only those two offerings, if an investor holds fewer than 1,000 shares of the Company's common stock, the Company's CEO will hold an irrevocable proxy and power of attorney to vote the holder's stock in the manner voted by a majority of the holders of the Company's common stock. This applies to common stock issued pursuant to Crowdfunding.

Redemption. For the Crowdfunding and related 506c offering to accredited investors from that time - and only those two offerings, If an investor holds fewer than 1,000 shares of the Company's common stock, the Company may, at any time and from time to time, redeem any or all of the investors' shares of common stock at a price per share equal to the fair market value thereof as determined in good faith by the Company's board of directors.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred	1,000,000	150,000	No
Common	10,000,000	1,569,849	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	32,941
Options:	248,100

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Various
Issue date	12/31/17
Amount	$970,829.00
Outstanding principal plus interest	$976,492.00 as of 04/27/18
Interest rate	7.0% per annum
Maturity date	11/30/21
Current with payments	Yes

4 Year, 7% Note

As of December 31st 2017, the Company owes $139,012 to Century Bank, at 7% interest, with a maturity date in 2021. Monthly payments are $4,200.

In 2015 and 2016, the Company sold a number of Loan Participation Units ("LPU's") to accredited investors for the purpose of raising operating capital. All principal and interest payments are scheduled for five annual payments commencing on the first anniversary of repayment, which began in 2016. The LPU's consist of three classes, detailed as:

• Class A units to carry 12% interest with no revenue participation.
• Class B units to carry 5% interest with a revenue participation up to 50% of initial investment.
• Class C units to carry 0% interest with a revenue participation up to 150% of initial investment.

As of December 31st 2017, after the second annual payment made, including some full pay offs, LPU balances totaled $339,387.

As of December 31st 2017, the Company makes annual payments, when its operations in Santa Fe are profitable, of $150,000 a year through 2023 to meet an installation liability with current balance of $825,000 to more than 100 artists who contributed to the build.

Additionally, the Company has a debt offering for 7% interest on a four year note, with final maturity November 30, 2021. Total principal obligations on this note are $970,829, including short term portions that mature in less than one year.

In terms of real estate, as of December 31st 2017, the Company owes $3,600,000 in principal to a private investor for corporate headquarters called 'the Caterpillar Building', and $766,022 to Century Bank for a warehouse property with monthly payments of $41,000 and $5,000 respectively.

Meow Wolf has a liquor license from the State of California which is financing by Century Bank. Balance due at year end 2017 was $243,750 with monthly payments made until 2022.

The company has financed a giant red robot which welcomes guests in the Santa Fe location. $250,000 is still owed, with $5,000 a month paid until the balance is $0, which is scheduled in 2022.

As of December 31st 2017, the Company had repaid equipment leases with multiple entities such that total balance was just under $280,000, paying $7,000 per month cumulatively until all are fully paid off by 2021.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
3/2017	Regulation D, Rule 506(b)	Common stock	$4,000,000	General operations
6/2017	Regulation D, Rule 506(b)	Preferred stock	$3,500,000	General operations
7/2017	Regulation Crowdfunding	Common stock	$1,069,441	General operations
8/2017	Regulation D, 506(c)	Common stock	$252,067	General operations
11/2017	Regulation D, Rule 506(c)	Common stock	$723,709	General operations
12/2017	Regulation D, Rule 506(b)	Loan	$970,829	General operations
12/2017	Section 4(a)(2)	Common stock	$7,500,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Any investor or prospective investor should read the following detail and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere from the offering.

Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Meow Wolf, Inc (aka Meow Wolf) creates immersive, colorful, magical, and unique worlds for audiences of all ages and tastes to explore. Imagine a combination of interactive art exhibition, playground, mystery novel, and escape room. In 2016, we opened our first permanent experience in Santa Fe, New Mexico, entitled: *House of Eternal Return*, which attracted more than 400,000 visits and $7 million in revenues in our first 12 months opened. 2017 performance resulted in nearly 500,000 visits and more than $9 million in revenues overall to the parent company.

Within a decade, Meow Wolf seeks to become a leading creative brand in the world, one of the largest worldwide employers of artists, a multi-billion dollar company, and the provider of themed entertainment and creative experiences on the level that people think of Disney, Universal, and Marvel.

Meow Wolf immersive experiences are the backbone and majority of company commercial activities. Additional customer based revenue streams include merchandise, as well as food & beverages. The company has generated income in the past and foresees continuing to do so in the future from design contracts - making installations and art for public consumption. Meow Wolf has identified potential key business expansion areas including traveling exhibitions, a media and entertainment studio, and worldwide merchandising.

Find more on Meow Wolf's current activities at www.meowwolf.com.

Milestones

Meow Wolf, Inc. was incorporated in the State of Delaware in November, 2016. The company is a Delaware public benefit corporation (PBC) dba Meow Wolf, Inc or Meow Wolf.

- ~$7M in revenue in the first 12 months open and more than $9M in 2017, company-wide

- 1M+ visits to the Santa Fe location, since opening March, 2016 to date

- 3M+ website visits in our first 12 months

- 190,000 Facebook likes, 50,000+ Instagram followers

- 1,700 online reviews, 90% 5-star rating on Tripadvisor and recognition for being excellence in tourism

- Notable creative partners include George RR Martin, author of Game of Thrones, and Jared Tarbell, co-founder of Etsy

- $17M+ in equity capital raised in 2017

Historical Results of Operations

Meow Wolf, Inc was incorporated in November 2016 and began operating January 1, 2017. Previously, the company operated as VCMSE Art City, LLC dba Meow Wolf. Doors opened in Santa Fe and began revenue-generating activities March, 2016. The company has limited operational history upon which prospective investors may base an evaluation of its performance.

· *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company realized revenues of $9,226,550, of which $8,828,453 are from MW Santa Fe LLC. This is compared to the year ended December 31, 2016, when the Company had revenues of $5,517,309. Gross Margins were 92.23% in fiscal year 2017, compared to 93% in 2016. Net Margin for Santa Fe operations in 2016 was 12% and 41% in 2017.

· *Net Loss.* The Company has had net losses of $7,700,618 and net losses of $255,035 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively. Santa Fe operating activity for 2017 was profitable with Net Income of $3,540,507. The company has financed these losses through investment equity raises.

· *Assets.* As of December 31, 2017, the Company had total assets of $18,037,433, including $6,727,716 in cash. As of December 31, 2016, company assets were $3,160,965, including $72,166 in cash.

· *Liabilities.* The Company's liabilities totaled $7,852,573 for the fiscal year ended December 31, 2017 and $2,917,086 for the fiscal year ended December 31, 2016.

· *Equity.* Company equity was $9,323,731 for the fiscal year ended December 31, 2017 and $3,459,470 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

At year end 2017, the company's financial statements detail $6,727,716 in cash and $9,323,731 in equity.

Over the year and at the end of 2017, Meow Wolf raised just over $17 million in equity from multiple offerings and numerous investors. That amount includes the crowdfunding campaign from this Form C which nearly filled its Title III maximum of $1,070,000. Meow Wolf used proceeds from this offering as set forth in its Form C under "Use of Funds". The company plans expenses in excess of the proceeds from the Offering to perform operations over the lifetime of the Company. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project here all the capital requirements for the future of the business.

The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Meow Wolf, Inc. cash on hand was $6,717,127, at year end December, 2017. Over the last three months of the year, revenues averaged $927,281/month, cost of goods sold averaged $91,847/month, and operational expenses for the entire company averaged $1,317,299/month. The Company's burn rate did increase over the course of 2017, due to planned hiring of new staff, acquisition of inventory, and purchase of real estate. The Company plans to raise additional outside investment in 2018.

Additional detail is available in the financial statements in the Appendix. These statements were prepared in accordance with U.S. generally accepted accounting principles. These financial statements are certified to be true and complete in all material respects by the CFO and Treasurer.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is made available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://meowwolf.com/investor

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2
- Financials 3

Appendix D: Director & Officer Work History

- Andrew Tulchin
- Peter Zandan
- Sean Di Ianni
- Stewart Alsop
- Vince Kadlubek
- Winston Fisher

Appendix E: Supporting Documents

Wefunder Inc. runs wefunder.com and is the parent company of ***Wefunder Advisors LLC*** *and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our* ***Terms*** *&* ***Privacy Policy****. If investing, you accept our* ***Investor Agreement****. You may also view our* ***Privacy Notice****.*



INVEST IN MEOW WOLF

The Most Exciting New Experience in the World of Art and Themed Entertainment.

Priced Round

$62.3M pre-money valuation | **$40.00**/share

If you invest, you are happy with the current valuation of the company and want to be a shareholder as the company moves into the next phases of its business.

INVESTOR PERKS

$10,000+	4 tickets to Meow Wolf, good at any current or future location ($10,000 - $24,999)
$25,000+	Annual Family Pass good at all locations for 1 year, starting at the time of your choosing ($25,000 - $49,999)
$50,000+	VIP Invitation for 2 tickets to the Grand Opening Gala at a future location ($50,000 - $99,999)
$100,000+	Annual Family Pass good for entry into all exhibitions at all locations for five years ($100,000 - $149,999)
$150,000+	Lifetime Pass good for entry into all exhibitions at all locations

"We create immersive, colorful, magical, and unique worlds for audiences to explore. Imagine a combination of interactive art exhibition, playground, mystery novel, and escape room. In 2016, we opened our first permanent experience in Santa Fe, New Mexico - The House of Eternal Return - which attracted nearly 500,000 visitors and $8.8 million in revenues in 2017. We built a full-time creative studio headquartered in Santa Fe to expand into major markets.



Vince Kadlubek
PRESIDENT & CEO, MEOW WOLF

OUR AMBITION

Within a decade, Meow Wolf will become one of the leading creative brands in the world, one of the largest worldwide employers of artists, a multi-billion dollar company, and competing with themed entertainment and creative brands like Disney, Universal, and Marvel. Our immersive experiences will be the backbone of this growth, but will ultimately be leveraged to expand into key additional areas including traveling exhibitions, a media and entertainment studio, and worldwide merchandising.

KEY FACTS

- ~$8.8 million revenue in Santa Fe location alone in 2017
- Nearly 500,000 visits in last 12 months
- 3,000,000+ website visits in last 12 months
- 190,000+ Facebook likes; 50,000+ Instagram followers
- 1,700 online reviews, 90% 5-Star. Check out our TripAdvisor
- Notable creative partners include George RR Martin, author of Game of Thrones, and Jared Tarbell, co-founder of Etsy

DOCUMENTS

Video Transcripts

https://meowwolf.com *from Santa Fe NM* EVENTS ART FAMILY TRAVEL & TOURISM ADVENTURE PBC & B CORPS ENTERTAINMENT

Why I Like Meow Wolf

They explained this vision of a Victorian house, unmoored in time and space with a haunted forest and a magical cave system, and portals to other worlds. And of course, it pushed all my buttons. I love that kind of stuff.



George R.R. Martin
INVESTED IN MEOW WOLF, AUTHOR OF GAME OF THRONES

The House That Art, Fantasy and Mystery Built
New York Times

The 22,000-square-foot installation is a haunted house without the monsters, an amusement park without the rides, an acid trip without the drugs... Vince Kadlubek, Meow Wolf's 34-year-old CEO, radiates the entrepreneurial savvy of Tim Ferriss and the monomaniacal intensity of Captain Ahab. As the collective's chief fund raiser and spokesperson, he is superhumanly busy. At 9 a.m. on a Tuesday, he had not yet slept.
Travel and Leisure

Meow Wolf Press

Meow Wolf press releases, media kit and news from around the world.
April 25, 2018 @ meowwolf.com

August 28, 2017 @ usnews.com

In Santa Fe, the Past Meets the Future

The House of Eternal Return, Santa Fe's unlikely new cultural destination, is a two-story Victorian built by the art collective Meow Wolf inside a converted old bowling alley owned by Game of Thrones author George R.R. Martin. The decor recalls the

June 12, 2017 @ travelandleisure.com

Founder of Meow Wolf, Santa Fe's acclaimed art playground, talks about its future in Denver's scene

Few ground-level art installations stir as much excitement as Meow Wolf's House of Eternal Return, which has attracted more than 400,000 visitors since opening in 2016. Part museum of oddities, part whimsical experiment, the interactive, neon-

June 4, 2017 @ theknow.denverpost.com

Meow Wolf's Santa Fe expansion will create jobs - Albuquerque Business First

Meow Wolf is officially kicking off the expansion of its Santa Fe headquarters, creating 250 jobs and earning more than $1 million in government funding along the way. The wildly successful art collective, which saw $6 million in revenue within the

May 26, 2017 @ bizjournals.com

This 20,000-Square-Foot Psychedelic Funhouse Is America's Craziest New Destination

I have seen the center of the universe, and it is located inside a dinged-up clothes dryer in Santa Fe, New Mexico. Swing open the door and there's a smooth metal chute leading into dim purple darkness. Crouch down, slide through, and emerge like

April 6, 2017 @ thrillist.com

Meow Wolf a howling success

SANTA FE, N.M. - Meow Wolf's "House of Eternal Return" futuristic art exhibit in Santa Fe is wooing and wowing hoards of visitors. The interactive exhibition, which opened in March 2016, attracted 400,000 visitors in its first full year of operations,

March 30, 2017 @ abqjournal.com

After drawing 400K visitors in first year, Meow Wolf works to keep it fresh

It was a weekday morning at the Meow Wolf exhibit and a line was already forming outside the former bowling alley owned by Santa Fe fantasy fiction writer George R.R. Martin. Employees were being told there would be six school groups visiting,

March 16, 2017 @ santafenewmexican.com

Denver Partners with Meow Wolf to Support the City's DIY Scene - 5280

And there's even more exciting news about Denver's artistic future.

March 10, 2017 @ 5280.com

Meow Wolf: Can you solve this mind-bending mystery?

CLOSE Santa Fe interactive art exhibit is like stepping into a science fiction mystery novel. SANTA FE - If you visit the Selig family's house, feel free to peek in the refrigerator, rummage through the closets or even go through their mail. They won't

February 27, 2017 @ azcentral.com

Meow Wolf, Santa Fe's Art Sensation, Could Add a Denver Outpost

Meow Wolf could roar in Denver one day. A crew from the Santa Fe arts sensation was in the Mile High City this week, scouting locations and exploring the local arts scene, a mission that included sitting in on the Amplify Arts Denver town hall on

January 12, 2017 @ westword.com

Halloween gets bizarre at George R.R. Martin's sci-fi fun house

"House of Halloween" transports visitors to a meticulously detailed, $2.7 million world of science fiction and art, with pit stops in alternate universes along the way.

October 28, 2016 @ cnet.com

Is Meow Wolf an art complex? Maybe, but it's more like an immersive Twilight Zone in Santa Fe

Santa Fe is called "The City Different," and its newest attraction certainly attests to that. In fact, "different" doesn't begin to describe the place for which "Game of Thrones" writer George R.R. Martin is the primary investor. The name Meow Wolf

July 27, 2016 @ latimes.com

Meow Wolf: A New Future For Art Funded By George R.R. Martin

Interactive art complex Meow Wolf is a fantasy world, sci-fi adventure, and art gallery in Santa Fe, NM, that will awe and inspire you.

April 18, 2016 @ fastcompany.com

In Meow Wolf's house, the future of art is already at the table

Forget the way you've come to picture contemporary art: The white cube holding the object well-considered, perhaps overly considered; the delicacy of the museum experience; the artist as intellectual superhero.

April 14, 2016 @ denverpost.com

George R.R. Martin Just Helped Build the Craziest Funhouse in Santa Fe

To call Meow Wolf an artspace would be like calling Wheel of Time a short story. This ginormous facility in Santa Fe just opened on March 17 and has been having crazy events and art installations ever since. When you enter Meow Wolf, the first thing you

April 5, 2016 @ io9.gizmodo.com

Inside Meow Wolf, the amusement park for people who want a weirder Disneyland

SANTA FE, NM-The Meow Wolf art complex looks like a strip mall from another dimension. Located in downtown Santa Fe, its massive main building-a former bowling alley-is covered in zig-zagging lines of explosive color. The parking lot is

April 4, 2016 @ arstechnica.com

The Big Picture: Explore a multimedia multiverse in Santa Fe

What links Kickstarter, alternate dimensions, George R. R. Martin and the image you see above? House of Eternal Return , a new art exhibition in Santa Fe, New Mexico. In House of Eternal Return, visitors explore a 20,000 square foot space, created by

March 31, 2016 @ engadget.com

DIY Artists Paint The Town Strange, With Some Help From George R.R. Martin

Lindsey Kennedy/Courtesy of Meow Wolf Lindsey Kennedy/Courtesy of Meow Wolf Lindsey Kennedy/Courtesy of Meow Wolf Lindsey Kennedy/Courtesy of Meow Wolf When you step into the House of Eternal Return, it feels a bit like walking into your

March 27, 2016 @ npr.org

The House That Art, Fantasy and Mystery Built

Last week, the Santa Fe-based art collective Meow Wolf introduced "The House of Eternal Return" - an interactive, multimedia art experience that one of Meow Wolf's co-founders, Vince Kadlubek, refers to as "immersive storytelling." And appropriately

March 25, 2016 @ nytimes.com

A New Artistic Destination in the City Different

In a city already famous for its artistic vitality, it takes more than rebellion to stand out. That's what the arts collective known as Meow Wolf discovered as they evolved within the Santa Fe cultural landscape. They resisted established means and methods

February 28, 2016 @ cntraveler.com

Art collective builds a dream house in Santa Fe with millions of dollars - and junk

Something about the old sprinkler pipe, the way its black metal has corroded and blossomed in bright patches of rust, puts a smile on Matt King's face. "Perfectly aged," he says. "Like gold to me." The 31-year-old artist thinks it will look great in his

February 23, 2016 @ latimes.com

The House of Eternal Return

Our first location opened up in Santa Fe in 2016. The Meow Wolf Art Complex is home to a music venue and bar, a children's learning center, and Meow Wolf's first permanent installation: House Of Eternal Return--an immersive art and entertainment experience that transports audiences of all ages into fantastic realms of exploratory storytelling. Guests discover a combination of mystery house, children's museum, quantum physics, jungle gym, magic and mesmerizing art exhibit.














Our Stats

$8.8 Million
Revenues in Santa Fe in 2017

400,000 +
Visits to Sante Fe Location in 12 months

$20+
Avg. Spent per Visit

3 Million +
Web Site Visitors

65 Million +
Social Media Impressions

1.8 Million +
Engagements on Social Media

Impact

Now a CERTIFIED B CORP and State of Delaware public benefit corp.

www.bcorporation.net/community/meow-wolf

* LOCAL ECONOMY - State commissioned economic impact report identified more than $350 million in financial benefit to the local economy.

* EMPLOY more than 100 creatives, many from low income and/or difficult to employ backgrounds. Provide salaried sustainable living wages, benefits, and ownership opportunity.

* GIFT SHOP features more than 50 local artists and American made goods: https://shop.meowwolf.com.

* CREATIVE PLACEMAKING - Took an abandoned bowling alley, a neighborhood blight for 10 years in the poorest zip code in town, and made it into a positive community gathering.

* PHILANTHROPY - Do It Yourself Fund supports other DIY arts community with direct support. https://meowwolf.com/2017/07/20/community-art-diy-fund-award/.

* LOCAL SUPPORT - Community Days and giving supports Santa Fe based local efforts, https://meowwolf.com/request-support/.

Meet the Founders

Meow Wolf's core team delivers a balance of artisticcredibility, company culture, operational detail, businessdevelopment focus, ambitious vision, and fiscal responsibility.



Vince Kadlubek

President & CEO

Director for all major Meow Wolf projects since 2010. Leads organization.



Sean Di Ianni

Secretary & COO

Sean leads construction of the exhibition and oversees operations and adminstration.

AND THE REST OF THE TEAM



Drew Tulchin

Treasurer & CFO

Raised $18,016,544 From 624+ Investors

George RR Martin

Author of Game of Thrones

Stewart Alsop

Partner at Alsop Louie Partners

Ellen Kemper

Stephen R. Loftus-Mercer

Austin, TX software engineer, writer, and hobby-level artist. Project lead for Scare For A Cure.

D'lisa Shayn Khademi

Salon owner and Master Aesthetician in Phoenix. Working on my retirement plan, I want to be done with work at age 55!

Dave Anderson

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What is Meow Wolf? ^

MW: Meow Wolf is an art collective that has evolved into a Delaware registered B Corporation with offices in Santa Fe, New Mexico, where we started. We create immersive storytelling experiences that appeal to all ages. It's like walking inside of a science-fiction novel. Imagine an explorable combination of art exhibition, playground, mystery novel, interactive art place, and fun community center. We are part of a larger movement called themed entertainment, experience economy, or interactive arts. Someone comes and pays for a ticket to go into this world we create. We try to stay affordable, so it costs a family about what it would if they went out for a movie.

Our location in Santa Fe, New Mexico, is a converted bowling alley that had been abandoned for 10 years. Guests go through a door and suddenly they're in another universe. They get to do whatever they want, explore or hangout or whatever. Everything is interactive. The experience is largely communal and social, tactile and magical. We also have a venue within the exhibition for special events like concerts and theatrical performances.

Though immersive storytelling experiences are the backbone of our company, Meow Wolf also creates products, animations, films, documentaries, and theatrical experiences.

WF: How does the experience change or move? ^

MW: Every year, Meow Wolf adds new immersive experiences, theatrical overlays, and digital interactivity to the exhibit. In 2017, Meow Wolf increased visitorship by 10% through the additions of new, low-cost exhibits.

WF: How did Meow Wolf get started? ^

MW: Meow Wolf started as an art collective in 2008. A lot of young people in Santa Fe decided we wanted to have a venue for expression, hanging art and hosting music events. We formed the collective, pooled our money, and started doing our own shows. At first it was a lot of materials we pulled out of the dumpster, and over the years we just got better and better and building these worlds.

In 2011, we had a really successful partnership with a local museum in Santa Fe, the Center for Contemporary Arts. We created something called the "The Due Return", which was a giant Spanish galleon ship that could travel through space and time. That was a blow-out success. We had 25,000 people in the summer come visit us. It was a true "ah-ha" moment, seeing that people could create collaborative, works of art that were collectively owned and that gave people a shared experience.

That led to launching the company Meow Wolf in 2014 when we started The House of Eternal Return. Meow Wolf began as a New Mexico LLC, we opened our doors in March of 2016 and soon after converted into a Delaware registered B Corporation. We wanted to have a national corporate entity like what Delaware is known for and embrace the idea of a triple bottom line with social, community, and environmental benefits. Not just maximizing profits.

WF: Do People Come Back to Meow Wolf Multiple Times? ^

MW: Some people visit our experience once and feel satiated. We estimate that we have 200 hours of programmable activity, so if someone really wanted to find every nook and cranny of what we had to offer, they would come back time and time again. Many people end up coming back multiple times, especially families with young kids. We also find that a lot of residents here in Santa Fe will make a return visit to Meow Wolf when they have friends or guests in town. During the first year, 70% of the 400,000 people who visited were from New Mexico. We're finding that as word gets out, we're getting more and more tourists.

Meow Wolf is the number one family-friendly tourist activity in New Mexico. We're the number one Instagram site in New Mexico, and we're starting to get more attention in national press like The New York Times and Los Angeles Times, plus online travel sites.

WF: As a B Corp, what is that bottom line? What are you looking to support outside of growing Meow Wolf? ^

MW: It's really valuable for us to provide living wages to our employees and treat our people right. Artists often have to take the lowest compensation for their work. And, in America, artistry isn't always as valued as other industries or other careers. Artists often work for very low flat rates, with no job security, and without benefits. We want to actively shift this reality.

We also want to provide affordable creative experiences for the general public that may not always feel welcome in a gallery or museum setting. We believe that the general public lacks positive, creative, engaging, imaginative experiences in the world and our product can change that.

We value creating community spaces that are going to be about people and not just exclusive enterprises. If we build a really cool looking museum that no one attended, that wouldn't be very valuable. So let's create a community space with free family arts education spaces, and food trucks that people want to hang out at to weave a deeper community fabric.

WF: What would it take for you to replicate this experience in other locations? ^

MW: We are looking at expanding to Denver, Austin, and other cities, and we want to do this through true community engagement. The only way to create a Meow Wolf in another city would be to do so with local creatives directly galvanized by and participating in the project.

Expanding into larger markets will initially need a large piece of property to house the exhibit. After a property is secured, a significant fundraising effort will begin. In two years time, a Meow Wolf in a major market will open its doors.

The crowdfunding equity raise is an integral part of that next step. This crowdfunding effort will close out our current equity round, getting us that much closer to launching into the next phase. The funds will allow us to hit major milestones, including financing business development and legal costs as we start to build relationships in Denver and Austin, secure a building, and begin hiring artists in other cities.

WF: How big is your artistic team? ^

MW: Meow Wolf Inc., the parent company, employs over 100 artists and creatives of various disciplines. The team consists of painters, sculptors, computer programmers, sound designers, videographers, writers, architects, and engineers.

WF: What possible future challenges worry you the most? ^

MW: This is an entrepreneurial venture. We're growing very fast, and we need to integrate new artists and share our mission and organizational culture, which has been very strong up to today. We have to be able to identify future capital in a timely fashion so that we can keep going at a rapid rate because we have an aggressive timeline. We're going to have to use this equity and leverage that with more debt to be able to have enough money to really get the doors open. This crowdfunding, possibly $2 million or more if people really participate, is part of a foundation that we will leverage to build a strong footing for us to build upon.

There's plenty of things that are scary about this, but it's exciting too, and the media and the customers are really behind up. We've gotten so many four and five star reviews on social media. We're consistently getting more and more page views and social media responses. The fact that people like us is heartening and inspiring.

WF: Why are Denver and Austin your targets for expansion? ^

MW: Both cities fit a profile that we feel strongly supports a Meow Wolf exhibition. These are younger cities with young families who are looking for new and creative adventures.

Both communities have shown a ton of excitement and support for us, and this energy has pushed the conversations forward for us.

WF: What is your vision for the next five to ten years? ^

MW: We're planning to grow Meow Wolf into multiple major markets, create traveling exhibitions, produce merchandise that will be shipped around the world, and develop pieces of entertainment content for television, film, and the web. We want to grow into a billion company.

We believe Meow Wolf can become the leading emerging creative brand.

WF: What do you see as your competition? ^

MW: We would love to see Meow Wolf in every town, and we're not going to be able to get to every town right away. If people have good ideas and can do sensible, creative things together, we embrace it. We've already had people contact us and send us media clips where we've been cited as the inspiration for community-based art. Sometimes it's done with great equanimity. We'd rather see people be thinking about creativity and community spaces than not. We welcome the competition. We think of this more as entertainment, and more of this happening around the world will only lead to better things.

There have been other successes with similar businesses. This is a very nascent field as an industry. Sleep No More in New York has been incredibly successful. They've raised investment as well as had critical acclaim. The challenge there is that it's a very small experience limited to around 100 people a night. Their ticket prices are also sky high. You can only go if you can afford it. We would rather make a bunch of people be able to enjoy a unique experience and have as many people as possible there to share it together.

WF: Why are you crowdfunding? ^

MW: We value democracy. We value participation. We value our fans. This is a community effort. Crowdfunding really appeals to that sentiment.

We want to give space for smaller investors who may not fit the normal investor profile.

WF: How fast do you hope to expand? ^

MW: We want to open at least two major markets in the next five years. We will also design multiple traveling exhibitions which will tour over the next five years. Additionally, we will build out an entertainment company and merchandising arm.

Meow Wolf is a rocket ship. Come join us.

Ask a Question

Type your question here...

ASK QUESTION

Tatjana Long FINANCIAL STAKEHOLDER Jul 15

I am confused and concerned by the response "There is not currently a way for shareholders to sell their shares, and Meow Wolf is not currently promising any way to sell them in the future." So how are we share holders/investors if we don't have the option to sell at a later date? Normally when buying stocks we have the option to sell at any time. So how does this work? Why is their no option to sell? What happens down the road?



Vince Kadlubek President & CEO FOUNDER Jul 15

This is an investment as explained on this page and on our Form C docs. This is not an IPO, this not publicly traded stock. We are selling shares of our early stage company, and there are many scenarios that may play out down the road. We are legally unable to promise any given scenario. If you are buying shares in our company, it is because you are happy with the current share price and want to be a shareholder as we grow.

We aren't saying that there won't ever be an opportunity to sell or recoup. We are simply saying that as of today, we are not promising anything.

LIKE

Drew Tulchin Treasurer & CFO EMPLOYEE Jul 15

Hi Tatjana, This is a very reasonable question. Our lawyers have instructed us with this answer as the most conservative, legal response to provide. Meow Wolf is a start-up company and our shares are 'il-liquid', so there is no ready exit at this time. Companies like Apple are public and you can buy/sell anytime.

We are offering investors common shares of equity, which is the same as we have as founders and employees. That way, our welfare is all aligned towards the same goals. We want to be realistic to those of you interested in investing in us. And, we want you to be clear about all the risks. tx dt

LIKE

Liv Leigh Jun 28

For the $2500 investment perk, can we initiate the year membership at the date of our choosing?

Drew Tulchin Treasurer & CFO EMPLOYEE Jun 28

Yes.

LIKE

MORE QUESTIONS

INVESTMENT TERMS

Invest in Meow Wolf for stock priced at a **$62.3M pre-money valuation**.

$62.3M	$40
pre-money valuation	per share

INVESTOR PERKS

Invest $10,000+ 4 tickets to Meow Wolf, good at any current or future location ($10,000 - $24,999)

Invest $25,000+ Annual Family Pass good at all locations for 1 year, starting at the time of your choosing ($25,000 - $49,999)

Invest $50,000+ VIP Invitation for 2 tickets to the Grand Opening Gala at a future location ($50,000 - $99,999)

Invest $100,000+ Annual Family Pass good for entry into all exhibitions at all locations for five years ($100,000 - $149,999)

Invest $150,000+ Lifetime Pass good for entry into all exhibitions at all locations

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?

Join **154,053** investors who funded **183** startups with over **$57.5 million**

See more detailed stats

Sign up with Facebook

Privacy: We won't share your data, or post to your wall, without your permission.

or

Full name

Email

Password

SIGN UP

Mashable npr Forbes Bloomberg Businessweek CNNMoney PBS TIME Los Angeles Times The Boston Globe Inc. TechCrunch THE WALL STREET JOURNAL. FINANCIAL TIMES



MEOW WOLF

2017 Report

Dear Meow Wolf Investors,

We are pleased to share this Meow Wolf financial report year in review. We are legally required to send this to all our great Crowdfunders, and we are making it available to the rest of our investors and partners, as well.

2017 was a GIANT year for Meow Wolf! The company realized $9.2M in revenues, with nearly 500,000 visits at the Santa Fe location. Profit Margins increased over the year to exceed 40% on annualized basis. This eclipses 2016's strong showing of $5.5M in revenue. And, 2018's numbers continue to climb.

There are many milestones and ACCOMPLISHMENTS; a few accolades to share include:

- Thea Award for Outstanding Achievement in Connected Immersion from the Themed Entertainment Association

- Trip Advisor Certificate of Excellence for sustained high ratings from customers over a year

- Yelp Top 10 Music Venue in the U.S. to see a show

Investors were central to our success and fueled our growth. We raised $17M in equity capital over the year. This included the explosive WeFunder summer Crowdfunding Campaign. More than 600 people across New Mexico, throughout the U.S. and in dozens of countries own shares in our company.

Your INVESTMENT enabled us to advance our business plan at light speed. We nearly tripled in size, adding scores of more creatives to our team and ending the year with a staff of 289. Locally in Santa Fe, we acquired a HQ to house our Creative Studios. Company cohesion and culture has never been better. We have started making the next generation of the coolest things you've ever seen for our future locations in Denver and Las Vegas. These projects will blow your mind.

We launched MEOW WOLF ENTERTAINMENT, shaping our future from 'just' location based entertainment to a trans-media, digital, technology enterprise. Exciting entertainment projects began development - a documentary film, animated shorts, virtual reality/augmented reality, digital media content, and more.

MERCHANDISE!!! Just before Black Friday, we launched our online store, https://shop.meowwolf.com/, where folks can purchase Meow Wolf merchandise no matter where they are. Gift shop sales increased over the year and reached $181K in December sales, $1.38M on the year. This supports more than 50 artists, whose works we carry.

We've expanded FOOD AND BEVERAGE service, too. We have coffee and pastries by day and a full range of adult beverages in the evening and during special events. Trinity Kitchen, Meow Wolf's food truck, brings customers yummy eats, along with our other onsite food partners.

We certified as a 'B-Corp', in recognition of our efforts to the triple bottom line. This is in addition to our existing legal status as a Delaware registered public benefit corporation. Our community activities supported other artists with our DIY (Do It Yourself) Fund, donations made to dozens of local charities, and provided 1,000s of free tickets. We also made environmental strides. Solar panels installed now account for 40% of House of Eternal Return energy and energy efficiency upgrades including waterless urinals cut water usage 25%.

Look for even more in 2018. Come visit Santa Fe and say hi. We hope to see you soon and often.

We need your help!

Investors can help by spreading the good word of Meow Wolf and our expansion plans to friends and family. Inviting folks to visit Santa Fe to experience the exhibit first-hand is invaluable. We know its a place you have to see to believe.

Friends can buy tickets now to the future openings in Denver and Vegas. We are selling a limited run of Lifetime Passes. Visit https://meowwolf.com/ and select each city for purchasing details.

Visit our social media platforms, post about your visit, and share what you see with others: Facebook and Instagram. Leave a review on sites like Trip Advisor and Yelp.

Meow Wolf Merchandise is going nation-wide: get your cool stuff. https://shop.meowwolf.com/.

Sincerely,

Vince Kadlubek
President & CEO

Sean Di Ianni
Secretary & COO

Our Mission

Within a decade, Meow Wolf will become one of the leading creative brands in the world, one of the largest worldwide employers of artists, a multi-billion dollar company, and competing with themed entertainment and creative brands like Disney, Universal, and Marvel. Our immersive experiences will be the backbone of this growth, but will ultimately be leveraged to expand into key additional areas including traveling exhibitions, a media and entertainment studio, and worldwide merchandising.

See our full profile

How did we do this year?

Report Card

A+

The Good

Meow Wolf tripled our number of creative employees, ending the year at nearly 300 people.

Our Santa Fe location hosted nearly 500,000 visits in 2017, generating nearly $9 million in revenue.

WeFunder campaign: more than $1 million raised in 2 days; fastest equity crowdfunding on their platform in their history.

The Bad

Can't meet demand: the Santa Fe location is so popular, we had lines literally to the street over Christmas.

We intended to secure permanent financing on our new fabrication and office facility. This is now scheduled for Q2 2018.

We intended to secure permanent financing on our new HQ, building. This took longer than planned; scheduled in 2018.

2017 At a Glance

January 1 to December 31


$$$$

$9,226,550 +67%
Revenue



-$7,700,618 [196X]
Net Loss


IOU!

$3,850,000 +25X
Short Term Debt



$17,045,000
Raised in 2017



$6,727,715
Cash on Hand



12
Months of Runway

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

Any investor or prospective investor should read the following detail and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere from the offering.

Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Meow Wolf, Inc (aka Meow Wolf) creates immersive, colorful, magical, and unique worlds for audiences of all ages and tastes to explore. Imagine a combination of interactive art exhibition, playground, mystery novel, and escape room. In 2016, we opened our first permanent experience in Santa Fe, New Mexico, entitled: *House of Eternal Return*, which attracted more than 400,000 visits and $7 million in revenues in our first 12 months opened. 2017 performance resulted in nearly 500,000 visits and more than $9 million in revenues overall to the parent company.

Within a decade, Meow Wolf seeks to become a leading creative brand in the world, one of the largest worldwide employers of artists, a multi-billion dollar company, and the provider of themed entertainment and creative experiences on the level that people think of Disney, Universal, and Marvel.

Meow Wolf immersive experiences are the backbone and majority of company commercial activities. Additional customer based revenue streams include merchandise, as well as food & beverages. The company has generated income in the past and foresees continuing to do so in the future from design contracts - making installations and art for public consumption. Meow Wolf has identified potential key business expansion areas including traveling exhibitions, a media and entertainment studio, and worldwide merchandising.

Find more on Meow Wolf's current activities at www.meowwolf.com.

Milestones

Meow Wolf, Inc. was incorporated in the State of Delaware in November, 2016. The company is a Delaware public benefit corporation (PBC) dba Meow Wolf, Inc or Meow Wolf.

- ~$7M in revenue in the first 12 months open and more than $9M in 2017, company-wide

- 1M+ visits to the Santa Fe location, since opening March, 2016 to date

- 3M+ website visits in our first 12 months

- 190,000 Facebook likes, 50,000+ Instagram followers

- 1,700 online reviews, 90% 5-star rating on Tripadvisor and recognition for being excellence in tourism

- Notable creative partners include George RR Martin, author of Game of Thrones, and Jared Tarbell, co-founder of Etsy

- $17M+ in equity capital raised in 2017

Historical Results of Operations

Meow Wolf, Inc was incorporated in November 2016 and began operating January 1, 2017. Previously, the company operated as VCMSE Art City, LLC dba Meow Wolf. Doors opened in Santa Fe and began revenue-generating activities March, 2016. The company has limited operational history upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company realized revenues of $9,226,550, of which $8,828,453 are from MW Santa Fe LLC. This is compared to the year ended December 31, 2016, when the Company had revenues of $5,517,309. Gross Margins were 92.23% in fiscal year 2017, compared to 93% in 2016. Net Margin for Santa Fe operations in 2016 was 12% and 41% in 2017.

- *Net Loss.* The Company has had net losses of $7,700,618 and net losses of $255,035 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively. Santa Fe operating activity for 2017 was profitable with Net Income of $3,540,507. The company has financed these losses through investment equity raises.

- *Assets.* As of December 31, 2017, the Company had total assets of $18,037,433, including $6,727,716 in cash. As of December 31, 2016, company assets were $3,160,965, including $72,166 in cash.

- *Liabilities.* The Company's liabilities totaled $7,852,573 for the fiscal year ended December 31, 2017 and $2,917,086 for the fiscal year ended December 31, 2016.

- *Equity.* Company equity was $9,323,731 for the fiscal year ended December 31, 2017 and $3,459,470 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

At year end 2017, the company's financial statements detail $6,727,716 in cash and $9,323,731 in equity.

Over the year and at the end of 2017, Meow Wolf raised just over $17 million in equity from multiple offerings and numerous investors. That amount includes the crowdfunding campaign from this Form C which nearly filled its Title III maximum of $1,070,000. Meow Wolf used proceeds from this offering as set forth in its Form C under "Use of Funds". The company plans expenses in excess of the proceeds from the Offering to perform operations over the lifetime of the Company. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project here all the capital requirements for the future of the business.

The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Meow Wolf, Inc. cash on hand was $6,717,127, at year end December, 2017. Over the last three months of the year, revenues averaged $927,281/month, cost of goods sold averaged $91,847/month, and operational expenses for the entire company averaged $1,317,299/month. The Company's burn rate did increase over the course of 2017, due to planned hiring of new staff, acquisition of inventory, and purchase of real estate. The Company plans to raise additional outside investment in 2018.

Additional detail is available in the financial statements in the Appendix. These statements were prepared in accordance with U.S. generally accepted accounting principles. These financial statements are certified to be true and complete in all material respects by the CFO and Treasurer.

Net Margin: -83%

Gross Margin: 92%

Return on Assets: -43%

Earnings per Share: -$50,997.47

Revenue per Employee: $31,926

Cash to Assets: 37%

Revenue to Receivables: ~

Debt Ratio: 66%

Meow_Wolf_Financials_2016-Re... | MW_2017_Financial_Statements... | Meow_Wolf_Financials_2016-_R...

We ❤ Our 614 Investors

Thank You For Believing In Us

George RR Martin
Stewart Alsop
Ellen Kemper
Stephen R. Loftus-Mercer
D'lisa Shayn Khademi
Dave Anderson
Brian DuVerneay
Kyle Pfister
Allison Hoyman
Kirk Delaplaine
Kyle Wells
Lucas Gauna
Matt Thorson
Meredith Wilson
Katie Gauna
Patrick Anderson
Cynthia Hanna
Liv Leigh
Victoria Verry
Jonathan Ting
Sarah Walter
Kelley Francis
Diane Grevelle
Alida Tustison
Debra Hanus
David Overson
Jessica Ward
Amit Gupta
Jennie Cooley
Celina Anderson
Alena Martinez
Betsy Johnson
Matthew Edward Ayoub
Beth Peirce Campbell
Justin Hughes
Yotam Ben-Ami
Nick Perry
Tilda Ross
Jay Heeter
Devin O'Leary
William Harris
Chadney Everett
Lisa Newt Russell
Birun Balami
Joseph Krzyzewski
Maggie Ann Thornton
Kate Russell
James David McElhaney
Alison Gamache
Melanie Baron Eggleston
Joshua Finnell
Richard Saja
Eric Hazlett
Bill Pierznik
Brie Bridegum
Julie Gronneberg Shulman
Denise Chase
Raul Escobedo
Geoff Eaton
Tracy Bindel
Joe Annabi
Randy Olson
Dale Canino
Kelley Bergmann
Arielle Olson
Rachel Donner
Chris Metrailer
Jacqueline Ochoa Gidde...
Martin Kretzmann
Pehr Collins
Ann Zollinger
Solar Law
Lisa Ware Wooldridge
Clarence Olson
Adam Kessler
James Loftus-Merer
Wyndham Blagden
Diego Calles
Charlie Parker
Christopher Short
Eli Hariton
Andrea Moore
Donnie Dean
Kelly Allen
Ellen Richard
Tracey Anna Marie
Amy Herman
Lauren Curoe Stover
Dimitri Simakis
Tracey Akers
Asher Singer
Wyn Morris

Cainan Harris
Michael Zeilik
Laura Ray
Christopher Coleman
Carl Hansen
Jim Bishop
Russell Stolk
Zak Siddons
Carmen Ortiz
Lechelle Hendricks
Kathy Steen
Dane Andersen
Susan Hageman
Kathi Ellis
Aaron Gonzlaes
Carla Callahan
Jen Go
Cara Celeste
Tami Abts
Jack Stafurik
Thom Caruso
Joey Dee
Yvette Tapp
Paul Merritt
Viviane Lueras-Moreno
Sarah Reinhardt
Loretta Stump
Angelique Paull
Judd Stern Rosenblatt
Toni Colaizzi
Anthony Gianfrancesco
Matthew Barrows
Patrick Duran Carabajal
Susan Blackwell
Amy Pankenier
Mary Camargo
Mike Hoyt
Daryl Druktenis
Joshua A Tindell
Lucas Nunno
Enrico Garcia
Lisa Stasiak
Dal Moellenberg
Pamela Weese
Sharon Hormel Hurd
Paul O'Connor
Chad Bustard
Allen Lewis
Albuquerque Tourism & ...
Gregory G. Sandoval
Melissa Scott-Mullins
Lisa Ceniceros
Nicholas Zamora
Maria Ramirez-Meyers
Daniel Kimerling
Andrew Lewis
Mike Ochoa
Talia Sledge
Aydan Sparks
Michael Kunitzky
Burcu Tuzen
Zac Perez-Wright
Finn Ellis
Roberto Roibal
Leslie Kadane
William A Dambrova Jr
Tyson Snyder
Matt Vest
Dennis Popp
Paul Jones
Michael Mellone
Marvin Gabaldon
Rick Rothschild
Dorothea Van Duyn
Deborah Mansfield
Rebecca Bradshaw
Jimmy Murray
Joe Smith
Susan Beaven
Larry Coulson
Thomas Fitzgerald
Alexandra Stuart
Lenny Maiorani
Paul Pedersen
Frankie Ketchum
Jeff Glode Wise
Jay Manickam
Jennifer Martin
Brian Loughridge
Shelley Longmire
Marsha Strange
Dina Bello
Nathan Eric Engquist
Meghan McClelland
Bill Harris
Cynthia Sedas
Brad Lackey
Cindy Monroe
Matthew Fero
Carmen L. Gonzales
Hoang Luu
Evan Sperling
Marlene Hubbard
Haley Taylor
Alicia Keyes
Viki Agvent Teahan
Lesle Nash Loughridge
Rick Webb
Ron Montoya
Amy Reid
Timothy Krenz

William Pettit
David Woody
Josh Kappel
Mia Jennings
James Sena Jr.
Milica Stanjevich Weeks
Raine Revere
Brandon Hall
Michael Seeliger
Bonnie Hechtkopf
Andrea Szekeres
Roman S Ponos
Stewart Alsop
Danielle Groetzinger
Welby M Nalls III
Judith Tulchin
Nethery Wylie
Susan Carroll
Mauricio Vaca
William Keenan
Jennifer Scott
Sandye Fertman
David Hoyman
Sara Aronson
Jeff Hooten
Amanda Quintana
Paula Amanda
Rudi Minxha
Hannah Boyle
Sonya Wozniak
Lindsey Kennedy
Jodi Beers
Donovan Heimer
Serena Stevens
Jessica Cast
Erna Bradbury
Elaina Acosta Ford
Alexandre Pinto
Cristina Radu
Martin Wagner
Alexandra Faust
Patrick Gasda
Alonet Zarum Schaffer
Leon Von Tippelskirch
Robert T Davis
Laura Hanson
Liberty Yablon
Jane Sebastian
Tom Bartos
Dawn Martinez
Mina Jo Linver
Santosh Kumar
Lisa May
Danielle Barnett
George Crosby
Elisa Boyles
Cynthia Beauclair
Adam Schwem
Kathy Heckethorn
Stephanie Deutsch
Jana Yablon
Daniel Heidebrecht
Shivam Kaneria
Ricky Brigante
Kevin Kennedy
Elizabeth Neely
Aaron & Casey Hiester
Wesley James
Jeanne C Boyles
Nicholas Ward
Justin Wiemer
Heather Campbell
Diane Stern
Ryan Daley
Adam Drucker
Curtis Lee
Kendall Anne McElhaney
Andrew Lowe
Tuscany Wenger
Anthony Guida
Chris Scharrer
Amanda Barry
Jordan A DiMaggio
Kathryn Jackson
Christopher Beran
Matthew Hoffman
Heather Nelson
Jennifer Wieland
Hank Rogerson
Reverie De Escobedo
Lauren Laing
Paul Bindel
Ross Shockley
Amy Coulston
Pamela England
Genevieve Procter
Dale Jacobs
Gen Hayashida
Heather Braaten
Jamon Kennedy
Regina Sena
Peter Neumann
Cheryl Sowder
Cathleen Short
Brian Lax
Alessandra Khalsa
Cathy Lyons
Luke Sheppard
Lenny Gannes
Ernst Gruler
Gurditta Khalsa

Dylan Blanchard
David Perkowski
Tyler Heibeck
Sara Sabol
Adrian Calles
Rose Kennedy
Susan Wooten
Larkin Cummings
Robert Lambert
George La More
Clinton Barker
Chris Perry
Mark Munson
Christopher Lyons
Gail Laser
Carlyle Taylor
Julie Higgins
Lorna Calles
Sandra Wang
Cristofer Fox Brodsky
Allisyn Stanfield
Connie Tsosie-Gaussoin
David Gaussoin
Tazbah Gaussoin
Jerry Gaussoin Jr.
Mitch Stanfield
Wayne Nez Gaussoin
Margaret D Hall-Pena
Karen Schwartz
Kathryn Shelley
Cesar Meyer
Celeste Brady
Matt Dayton
Robert Tyler Sedam
Suzanne Marquess Long
Pamela B Curoe
Michael Freed
Phyllis Detrich
Aaron Rubens
Derald Ray York
Natalie Bramlett
Gabe Smedresma
Nichole Carnevale
Sarah Dorman
Yvette Rosenberg
Roberto Vallarino
Sallyann Paschall
Sean Purtill
Andrew Novick
Claire Tyrrell
Debora Clare
Lani Rupp
Jane Fellner
Alexander Curtis
Steve Hoberg
Lynne Newton
Will Craig
Melody Wattenbarger
Meagan B VISE
Alec Brown
Monte & Rosie Singleterr...
Lauren Banister
Karen Schauer
Christopher Miller
Joel Zuercher
Anne Marie Messineo
Joseph Annon
Gordon McDonough
Robert O'Neal
Valerie Lind
Grace Barliant
Goodrich Quintet LLC 5
Andy Lantz
Jennifer Gay
Lucky Gonzalez
Neil Wrubel
George Jimenez
Jovan Armijo
Patrick Trujillo
Samuel Page
Jodi and Chris Corrie
Virginia Beamsley
Jolyn Williams
Ricci Soto
Bill King
Jay Madrid / Maria Angel
Dorothy Ball
James A Hands
Amo DelBello
Michele Haas
Renald Gutierrez
Peter Middlebrooks
Mark Rosch
Ray G. Blanco
Jay Reisinger
Maxine Nelson
Lisa Auriti
Suzanne Rose
Rebecca Guy
Seth Ritter
Anita Wilhelm
Lisa Hart Willis
Brad DeTommaso
Paul Sottosanti
Pamela Sue Bostwick
Robert Perea
Cherie M Adams
Joseph E. Chato
Huladyne Labs, LLC
David Rothenberg
Rebecca Sager

Jack Davis
Debora and Kirk Willford
Richard Quintana
Judith A Guinasso
Jane OBrien
Marc Machon
Maureen Rader
Devon Skeele
Shawn L Tillman
Gregory Steiner
Susan Livermore
Kim Morgan
Gloria Cota
Lloyd Quintana
Dan Kingston
Theresa Rooney
Julia Broussard
Lisa Jackson
Debra Daniels
Nicholas A Gonzales
Stanislav Rozenblat
Jill Russell
Maryjane Puffer
Jeffrey Romanowski
Carol DETRICK
Marissa Bovee
Rob Overbeck
Daniel Mcauley
Michelle Aragon
Melissa Brown
Fatima El Qioin
Olga A Garcia
Andrea Umpleby
Jose Blanton
Ross Bender
Melvin Takaki
Michael Bovee
Donaji Ramirez
Jamy B Holmes
Kristen Cook
Jace A. Castillo
Harry Hodges
Thomas Harris
Valerie Rumsfeld-Richard
Ralph Whiteaker
Edgar Palomares
Mario Torres
Tina Ritt
Margaret Werner Washb...
John Feins
Barry G Oliver
Carrie Wilson
Linda Barthuli
Rich Stasser
Paul Groetzinger
Thomas Mark Oliver
Tracy Altrock
Jaime Molina
Louella Perez
Andrew S Mehring
Vassiliki Karagiozis Bonn...
Julie Kilpatrick
Jerry Albert OTERO
Abram Lane
Zacary Edward Wilson
Jeffrey B. Holcomb
Greg Byrnes
Jack Flicker
Christopher Pohl
Paul D Mollo
Erica Nagel
Raul Munoz
Adam Bendorf
Briana Pintor
Gladys Gonzalez
Kris Daher
Robert Carey
Allan Bendorf
Kevin Dresser
Kerry L Miller
Eric Schwartz
Kevin Clark
Raymond Anderson
Thomas And Bridget Bo...
Howard W Daniels
Angelina Ozuna
Tanner Bonham
Marie Popp
Tyree Dillard & Vicki Dill...
Ronald Scott
Mary T. Cassidy
Carolyn Luppens
Jackie G. Sanchez
James L Sedillo
Kevin Patruznick
Jonathan Speier
Mary H Catalan
James Delgado
Ava Maguire
Pete DeLeewerk
Gerald G. Dixon
Jubal Jensen
John L. Rich
Lisa Kerwin
Elizabeth Mitchell
Michael Washinsky
Susan Nolan
Brent Graeve
Lauren Milling
Pamela Pogue Scully
Kara VanDerStraeten

Carol Vigil
Elizabeth Hatcher
Robert Jackson
Beverly Manuelito
Lisa And Lawrence Sanc...
Rick Armijo
Kent Roff
Karen Kish
Lee Ann Ortiz
Jan Winslow
Rick Kiley
Bernice Gentry
Donna Torres
John L Armijo
Marjorie Gavett
Gigi N McCullar
Jesse Whitla
Eva Silverman
Craig McChesney
John Weeber
Teresa Leger
Kerri Plumbo
Kathleen Navarrette
Sandra L. Anaya
Gregg Dickerson
John Smidt
Jabeen Vagh
Erick J. Paak
Kimberly Ansari
Stephen Schwartz
Josephine Marquez
Lucia Roibal
Johnnie Lou Corlew
Rob Halfacre
Michael F. Corlew
Kenneth Jaramillo
Max Bastow
Clark Myers
Dawn Halfacre
Kathleen L'Heureux
Peter Durso
Daniel Clavio
Deborah Williams
Robert Key
Paula Dal Santo
Sunalei Stewart
Jay Levine
James Duncan, Jr
Alice Marie Anaya
Robbie Parker
Lisa Moroz
Robbin R Dawson Gst Tr...
Janet Rosenzwog
William Bartelloni
Derek Salazar
Thaddeus Ray
Bryan Tinsley
Cynthia Baughman
Elizabeth Bauer
Steven Jenkusky
Jacques Blair
Tracy Ford
Gloria Bayardo
Lucy Peterson
Christopher M J Brown
William M. Nathan
James Sena
William Duffield
Alan Peters
Lucy Melamed
Ray Orley
David Rivera
Robert L Benedetti
Charles Oppenheimer
Nancy L Farley
Laurie Aroch
Christy Kennedy
James Dennedy

Thank You!

From the Meow Wolf Team



Vince Kadlubek
President & CEO



Sean Di Ianni
Secretary & COO



Drew Tulchin
Treasurer & CFO

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Stewart Alsop	Venture Investor @ Alsop Louie Partners	2017
Vince Kadlubek	President & CEO @ Meow Wolf	2016
Sean Di Ianni	Secretary & COO @ Meow Wolf	2016
Winston Fisher	Director of Finance and Investments @ Fisher Brothers	2017
Peter Zandan	Global Vice Chairman @ Hill and Knowlton Strategies	2017

Officers

OFFICER	TITLE	JOINED
Vince Kadlubek	President, CEO	2016
Sean Di Ianni	Secretary, COO	2016
Andrew Tulchin	Treasurer, CFO	2016

Voting Power

No one has over 20% voting power.

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
03/2017	$4,000,000	Common Stock	Regulation D, Rule 506(b)
06/2017	$3,500,000	Preferred Stock	Regulation D, Rule 506(b)
07/2017	$1,069,441	Common Stock	Regulation Crowdfunding
11/2017	$723,709	Common Stock	Regulation D, Rule 506(c)
08/2017	$252,067	Common Stock	506(c)
12/2017	$7,500,000	Common Stock	Section 4(a)(2)

The use of proceeds is to fund general operations.

Outstanding Debts

LENDER	ISSUED	AMOUNT	OUSTANDING	INTEREST	MATURITY	CURRENT?
Various	12/31/2017	$970,829	$976,492	7.0%	11/30/2021	Yes

Related Party Transactions

None.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Preferred	1,000,000	150,000	No
Common	10,000,000	1,569,849	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	32,941
Options:	248,100

Risks

Redemption. For the Crowdfunding and related 506c offering to accredited investors from that time - and only those two offerings, If an investor holds fewer than 1,000 shares of the Company's common stock, the Company may, at any time and from time to time, redeem any or all of the investors' shares of common stock at a price per share equal to the fair market value thereof as determined in good faith by the Company's board of directors.

Illiquidity. No market in the Company's stock is expected to develop. In light of the fact that the Company's common stock is not tradable, an investment in the Company is an illiquid investment. Investments in the Company's common stock should therefore be considered only by investors financially able to maintain their investment for an extended period of time and who can afford a loss of all or a substantial part of their investment. Investment in the Company's common stock is a long-term commitment, and there is no assurance of any distribution to the investors. The Company has no current plans to be acquired or to sell its securities in a public offering. The Company's common stock has not been registered under federal or state securities laws and is subject to restrictions on transfer contained in such laws.

Lack of Significant Operating History. The Company has limited operating history. The operating history of the Prior Company is limited to a short period. As a result, potential investors may find it difficult to evaluate likely performance.

Competitive Marketplace; Industry Risks. The Company generates the majority of its revenue from a single industry and, currently, in a single geographic market. An investment in the Company could be considered an undiversified investment with a high concentration of risk. The business of providing immersive experiences of the type contemplated by the Company is competitive. The Company will be competing for market share in that field against other providers, some of whom are more established and better financed than the Company. The market for such experiences may also be subject to negatively impacted by general economic trends, downturns at times of heightened terrorism concerns, and competition from the emergence of new forms of entertainment, among other such risks.

Potential Conflicts of Interest. Investors should be aware that there may be occasions when the Company, its principals and their affiliates will encounter potential conflicts of interest in connection with the Company's activities. There may be, for example, a conflict between the interest of the principals to maximize their income from salary and similar payments from the Company and the interest of stockholders of the Company in maximizing the value of their shares.

Superior Securities. The Company incurred debt to purchase the building that will house the Studio. That debt is secured by the building and the real property on which the building sits. While the Company expects the debt to be refinanced by more conventional financing in 2018, the debt was not borrowed from a conventional commercial lender and bears a high interest rate. The Company has also issued preferred stock, which will carry an accrued dividend of 7% per annum and is subject to redemption at the option of the holder in certain circumstances. $1.5 million has been invested in preferred stock to date. The debt and the preferred stock may constitute a drain on the Company's available cash, and must be paid before any payment is made on the shares in a liquidation of the Company.

Dilution. To carry out its business plan, the Company will likely need to raise capital in the future in addition to 2017 offerings. Such additional capital may be raised through the sale of securities with a price less than, and rights superior to, those offered to the investors in the Offering. The Company also plans to convert certain debt of the Company into capital stock, which conversion may be at a conversion price per share less than the current price per share. The investors in the Offering will not have any preemptive rights to invest in future securities offerings of the Company. As a result, the Shares may be diluted, perhaps substantially, by other investments in the Company.

Insufficient Capital. The Company's capital is limited. Unless future capital is raised in future offerings, the Company may be unable to carry out its business plan. The Company may also be unable to open future locations and carry out its business plan as a result of cost overruns, construction delays or other unforeseen circumstances. If such circumstances occur, there can be no assurance that other funds will be available or available on acceptable terms for the establishment of the Studio and the other expenses that will be incurred in carrying out the business plan.

Reliance on Management Team. The Company is dependent upon the efforts of the members of its management team, none of whom has a contract with the Company. If the services of those members cease to be available to the Company, or become available to competitors, this could have a material adverse effect on the business, financial results and prospects of the Company. Employees, officers and directors of the Company are a group of highly qualified professionals and are integral to the success of the Company. The Company's ability to attract and retain qualified, motivated and talented staff contributes to the Company's success and failure to recruit and retain such persons might have a material adverse effect on the performance of the Company. The members of the management team have limited operating experience in a project of this nature, such as opening new locations in other cities and other qualities from the Company's business plan. Vince Kadlubek, the Company's Chief Executive Officer, was arrested for shoplifting in 2012, pleaded no contest to a misdemeanor charge and paid a fine.

Power of Attorney. For the Crowdfunding and related 506c offering to accredited investors from that time - and only those two offerings, if an investor holds fewer than 1,000 shares of the Company's common stock, the Company's CEO will hold an irrevocable proxy and power of attorney to vote the holder's stock in the manner voted by a majority of the holders of the Company's common stock. This applies to common stock issued pursuant to Crowdfunding.

Unequal Dissemination of Information. In the normal course of business, it is anticipated that the Company's management team conduct meetings, provide reports or otherwise share information with investors and potential investors with varying degrees of frequency and specificity or at various points in time. As a result, certain investors may receive a greater depth of information than others regarding the Company's activities.

No Assurance of Profit or Distributions; Long-Term Investment. There can be no assurance that the investments of the Company will be profitable or that any dividends or other distributions will be paid to the investors. An investment in the Company is a long-term commitment and there is no assurance of any distribution to the investors prior to or upon liquidation of the Company.

Benefit Corporation. The Company is organized as a public benefit corporation. Unlike a corporation that is not a public benefit corporation, whose purpose is to maximize shareholder value, a public benefit corporation's purpose includes societal benefit, which may conflict with maximization of shareholder value.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

N/A

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;

- to an accredited investor;

- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby. Because there is no public market for our securities, $24.86 has been determined by our board of directors. Among the factors we have considered in determining the $24.86 are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

Meow Wolf, Inc.

- Delaware Public Benefit Corporation
- Organized November 2016
- 289 employees

1352 Rufina Cir
Santa Fe NM 87507

https://meowwolf.com

Business Description

Refer to the Meow Wolf profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Meow Wolf is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

Say Hello

Questions? Ideas? Love Letters?

Say something nice... SEND


You're pretty neat.

You're the first one here!
Early people don't usually get a prize, so here's a love letter from us.

Join **154,053** investors who funded **183** startups with over **$57.5 million**

See more detailed stats

Sign up with Facebook

Privacy: We won't share your data, or post to your wall, without your permission.

or

Full name

Email

Password

SIGN UP

Mashable npr Forbes Bloomberg Businessweek CNNMoney PBS TIME Los Angeles Times

The Boston Globe Inc. TechCrunch THE WALL STREET JOURNAL. FINANCIAL TIMES

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.